UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

BSD Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1969 Claremont Dr.
Bountiful, Utah  84010
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 725-4625

391 Chipeta Way, Suite F
Salt Lake City, Utah 84108
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported previously, on May 23, 2016, BSD Medical Corporation formerly known as Perseon Corporation (the “Company”) filed a voluntary petition for relief under chapter 11 of 11 U.S.C. §§ 101 et seq. of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Utah (the “Bankruptcy Court”).  The Company’s caption and case number is In re BSD Medical Corporation, fka Perseon Corporation, Case No. 16-24435 (Bankr. D. Utah) (the “Chapter 11 Case”). The Company continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In addition, as disclosed previously, on August 22, 2016, the Company sold substantially all of the assets of the Company (the “Asset Sale”) to Scion Medical Technologies, LLC. Following the closing of the Asset Sale, the Company is focusing its efforts on liquidating its remaining assets and developing and seeking Bankruptcy Court approval of a chapter 11 plan.

Departure of Clinton E. Carnell Jr. as President and Chief Executive Officer

In an effort to reduce administrative expenses, the Board of Directors of the Company decided it is in the best interest of the Company’s creditors and the bankruptcy estate to terminate the employment of Clinton E. Carnell Jr. as President and Chief Executive Officer of the Company as of September 8, 2016, and the Company has filed a motion with the Bankruptcy Court to reject Mr. Carnell’s employment agreement.

Appointment of Timothy C. McQuay as President

On September 8, 2016, Timothy C. McQuay, chairman of the Board of Directors of the Company, was appointed President of the Company. No determination has been made by the Board of Directors as to any compensation for his service as President of the Company. In addition, neither Mr. McQuay nor any other member of the Board of Directors of the Company has received any compensation, including equity and stock-based compensation, since the filing of the Chapter 11 Case.

Mr. McQuay, 64, has served on the Board of Directors of the Company since February 1, 2008. He retired from his position as Managing Director – Investment Banking with Noble Financial Capital Markets on December 31, 2015.  Prior to joining Noble Financial Capital Markets in November 2011, Mr. McQuay was a Managing Director – Investment Banking with B. Riley & Co.  Prior to joining B. Riley & Co. in September 2008, Mr. McQuay served for ten years as Managing Director – Investment Banking with A. G. Edwards & Sons, Inc., where he specialized in Healthcare, including medical technology, biotechnology and specialty pharmaceuticals.  He currently serves as a member of the Board of Directors of Superior Industries International, Inc.  Mr. McQuay holds an AB in Economics from Princeton University and an MBA from UCLA.

Cautionary Note Regarding Chapter 11 Case

The Company's stockholders are cautioned that trading in the Company's equity securities, including its common stock and publicly traded warrants, during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company's equity securities may bear little or no relationship to the actual recovery, if any, by holders of the Company's equity upon wind-up of the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Except as required by law, the Company disclaims any obligation to publicly update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION

Date: September 13, 2016	By:	/s/ Timothy C. McQuay
	Name:	Timothy C. McQuay
	Title:	President